As filed with the Securities and Exchange Commission on December 3, 2007

Registration No. 333-66035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQUA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-1885030
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

200 PARK AVENUE
NEW YORK, NEW YORK 10166
(212) 986-5500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

KENNETH J. BINDER
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
SEQUA CORPORATION
200 PARK AVENUE
YORK, NEW YORK 10166
(212) 986-5500
(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

Copy to:

JOHN J. DOWLING, III
SENIOR VICE PRESIDENT, LEGAL AND CORPORATE SECRETARY
SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166
(212) 986-5500

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 4 relates to the Registration Statement on Form S-3 (File No. 333-66035) filed on October 23, 1998, and all amendments and supplements thereto, pertaining to the Registrant’s 9% senior notes due 2009 (the “Debt Securities”).

The undersigned Registrant hereby removes and withdraws from registration all Debt Securities registered pursuant to this Registration Statement that remain unsold thereunder.

Item 16.   Exhibits

     The following document is filed as an exhibit to this Registration Statement:

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 3rd day of D2007.

SEQUA CORPORATION

By:	/s/ Kenneth J. Binder
Kenneth J. Binder
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this 3rd day of December, 2007.

Signature	Title

*	Vice Chairman and Principal Executive Officer
Martin Weinstein

/s/ Kenneth J. Binder	Principal Financial Officer
Kenneth J. Binder

*	Principal Accounting Officer
Donna M. Costello

*	Chairman of the Board and Director
Peter J. Clare

*	Director
Allan M. Holt

*	Director
Adam Palmer

*	Director
David Squier

/s/ Elliot Wagner	Director
Elliot Wagner

The undersigned, by signing his name hereto, does hereby sign and executive this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 on behalf of the above-named officers and directors of Sequa Corporation on this 3rd day of December, 2007, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3.

*By:	/s/ Elliot Wagner
Elliot Wagner

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney